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                              EMPLOYMENT AGREEMENT

                  AGREEMENT, dated as of January __, 1998 between AMBIENT CORPORATION, ("Ambient") a Delaware corporation with offices at Jerusalem Technological Park Building One, Malha, Jerusalem, Israel (the "Company"), and JACOB DAVIDSON, an individual residing at ___________ ("Executive"):

                               W I T N E S S E T H

                  WHEREAS, the Company desires to employ Executive upon the terms and conditions of this Employment Agreement;

                  WHEREAS, Executive desires to be employed by the Company upon the terms and conditions of this Employment Agreement;

                  NOW, THEREFORE, in consideration of the mutual provisions, representations and warranties set forth below, and for other good and valuable consideration, it is hereby agreed as follows:

                  1. Employment. Subject to the terms and conditions of this Agreement the Company employs Executive and Executive hereby accepts such employment.

                  2. Term. Executive shall be employed under this Agreement for a period of two years commencing on the date hereof (such period, and any extension thereof pursuant to this Section 2, is referred to herein as the "Term"), unless sooner terminated as hereinafter set forth. Subject to the provisions of Section 8, after the expiration of such initial period, this Agreement shall automatically be renewed for successive one-year periods, on all the remaining terms and conditions set forth herein, unless either party elects not to renew this Agreement by giving written notice to the other at least 90 days before a scheduled expiration date.

                  3. Position and Duties. Executive shall serve as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company and its subsidiary, Ambient Israel (all references hereinafter to the "Company" shall include Ambient Israel unless the context clearly requires otherwise). In such capacity Executive shall perform the service and duties required of Executive and shall perform such other services and duties, consistent with such position as from time to time may be prescribed by the Board of Directors of the Company (the "Board"). During the Term, Executive shall perform and discharge well and faithfully all duties that may be assigned to him by the Company from time to time in accordance with this Agreement to the reasonable satisfaction of the Company, and Executive shall devote his best talents, efforts and abilities to the



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performance of his duties hereunder. Executive shall devote at least 75% of his business time to the Company and, without the express prior written consent of the Board, Executive shall have no employment or related outside business activities whatsoever other than those activities previously disclosed to the Board as of the date of this Agreement.

                  4. Compensation. (a) Executive shall be paid a base salary of $__________ per year during the Term (the "Base Salary"), as convertible into new Israeli shekels pursuant to the applicable exchange rate on the date of payment. The Company shall pay the Base Salary to Executive in equal semi-monthly installments. The Base Salary shall be reviewed periodically by the Board and shall be subject to such increases as the Board, in its sole discretion, from time to time may determine.

                           (b)      In addition to the Base Salary, the
Executive shall be entitled to such bonus or bonuses as the Board in its discretion may determine to award to Executive from time to time. The amount of any bonus shall be prorated for a fraction of the year.

                           (c)      All payments required to be made by the
Company to Executive under this Agreement shall be subject to withholding taxes, social security and other payroll deductions in accordance with the Company's policies applicable to employees of the Company, the provisions of applicable benefit plans and applicable law.

                  5. Benefit Plans. During the term of this Agreement, Executive shall be eligible to participate, subject to meeting any eligibility requirements, in the Company's benefit plans and programs in effect from time to time and made available by the Company to its senior employees (as the same may be supplemented, amended or replaced, the "Benefit Plans"). The Company shall have the right, from time to time, in its discretion, to the extent permitted by applicable law, to supplement, amend, replace or terminate any or all of the benefit plans and programs then in effect, reduce the benefits provided thereunder, or increase the amount of Executive's contribution required thereunder. Any benefits to which Executive may be entitled under the foregoing plans shall be provided to him in accordance with the respective terms thereof.

                  6. Vacations; Holidays; and Sick Days. (a) Executive shall be entitled to ___________ days paid vacation during each year of the term of this Agreement. Such days must be taken at times mutually convenient to the Company and Executive and are subject to the reasonable advance approval of the Company. All requests for such days shall be made by Executive in accordance with the Company's policies in effect from time to time. Unused vacation days may not be carried over to succeeding years of employment.

                           (b)      Executive shall also be entitled, with pay,
to those holidays regularly celebrated in Israel and for which the Israeli office of the Company shall be closed.

                           (c)      Executive shall be entitled to ______ (__)
days paid time due to Executive's illness in each year of the Executive's employment. All requests for sick days


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shall be made by Executive in accordance with the Company's policies in effect from time to time.

                  7. Expenses. During the term of this Agreement, the Company shall pay or reimburse Executive promptly for all reasonable business expenses actually incurred or paid by Executive in the performance of his services hereunder in accordance with the Company's policy for reimbursements.

                  8. Termination. The employment of Executive may be terminated prior to the expiration of the Term in the manner described in this
Section 8.

                           (a)      Certain Definitions.  For purposes of this
Agreement, the following terms shall have the following meanings:

                                 (i)        An "Affiliate" of any Person means
any other Person directly or indirectly through one or more intermediary Persons, controlling, controlled by or under common control with such Person. For purposes of this definition, "control" shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                                (ii)        "Cause" means the occurrence of any
of the following events:

                                            a.       Executive neglects to
perform any of his material duties hereunder, breaches any of the other material terms of this Agreement, or fails or refuses to comply with reasonable directives given to him from time to time by the Board of the Company and fails to cure such breach within the time period given to him by the Board, if any, to cure such breach;

                                            b.       Executive is convicted of
a crime involving moral turpitude whether or not committed in the course of performing services for the Company;

                                            c.       Executive is determined,
by the Board in its reasonable determination, to be dependent on the use of drugs and alcohol;

                                            d.       Executive commits an act of
fraud, embezzlement, dishonesty, misappropriation, disloyalty or breach of fiduciary duty against the Company or any Affiliate in the reasonable determination of the Board;

                                            e.       Executive is convicted of
any felony under applicable law or has entered a plea of guilty or nolo contendere with respect thereto or Executive is convicted of another crime which in the reasonable determination of the Board


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adversely affects Executive's performance of his duties and responsibilities under this Agreement or adversely affects the reputation of the Company or any of its Affiliates; or

                                            f.       Executive shall breach his
obligations under Sections 9 and 11 hereunder.

                               (iii)        "Person" means any individual,
corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, entity, court or government (or political subdivision or agency thereof).

                           (b)      Termination by the Company for Cause.
The Company shall have the right to terminate the employment of Executive for Cause by written notice to Executive specifying the particulars of the conduct of Executive forming the basis for such termination.

                           (c)      Termination upon Death.  The employment of
Executive hereunder shall terminate immediately upon his death.

                           (d)      The Company's Options upon Disability.
If Executive becomes physically or mentally disabled during the Term so that he is unable to perform the services required of him pursuant to this Agreement for a period of six successive months, or an aggregate of six months in any twelve-month period (the "Disability Period"), the Company shall have the option, in its discretion, by giving written notice thereof, either to (i) terminate Executive's employment hereunder; or (ii) continue the employment of Executive hereunder upon all the terms and conditions set forth herein except that for the balance of the Term the Executive shall receive a Base Salary equal to 50% of the Base Salary then in effect. Regardless of which option the Company exercises or shall be deemed to have exercised, during the Disability Period, Executive shall continue to receive his full compensation and other benefits provided herein net of any payments received under any disability policy or program of which Executive is a beneficiary or recipient.

                           (e)      Termination Date.  Any notice of termination
given pursuant to the provisions of this Agreement shall specify therein the effective date of such termination (the "Termination Date").

                           (f)      Obligation on Termination.  The Company's
sole obligations on termination of Executive's employment shall be as follows:

                                 (i)        Upon termination of Executive's
employment for any reason, the Company shall pay to Executive: (a) all accrued and unpaid amounts earned, and all expenses properly incurred, at the time of termination, which payment shall be made in such manner and at such time as otherwise payable hereunder and shall be subject to the other terms and conditions of this Agreement; and (b) all amounts otherwise required to be paid under applicable law governing the employment relationship.


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                                (ii)        Upon termination of Executive's
employment by the Company for any reason other than death, disability pursuant to Section 8(d), Cause or voluntary resignation, the Company shall pay Executive an additional amount equal to the Base Salary in effect during the Term year that his employment is terminated; provided, however, that in the event the aggregate amount of all payments to be received by Executive on account of salary, stock options or other compensation would constitute an "excess parachute payment" under the Internal Revenue Code and applicable regulations as then in effect, then such amounts shall be reduced accordingly so as to not constitute an "excess parachute payment" (collectively, the "Severance Payment").

                               (iii)        Upon the termination of Executive's
employment with the Company other than for death, Cause, voluntary resignation or disability (which shall be governed by Section 8(d)), to the extent permitted by applicable law, the Company shall continue to provide Executive, at his cost, with medical and hospitalization insurance coverage for a period of not longer than one year.

                  9. Trade Secrets; Confidentiality. Executive recognizes and acknowledges that, in connection with his employment with the Company, he will have access to valuable trade secrets, confidential information and other proprietary information of the Company and their respective Affiliates (collectively, "Confidential Information"), including, but not limited to, software codes, operating and technical methods, technology, customer lists, business methods and processes and marketing, pricing, promotional and financial information, and that these are special and unique assets of the Company and/or for their respective Affiliate's businesses that are made available to Executive only in connection with the furtherance of his employment with the Company. Executive agrees that he shall not at any time disclose any of such Confidential Information to any Person, directly or indirectly, or use same for any reason or purpose whatsoever, except: (i) in connection with the performance of his duties under this Agreement; or (ii) with the express prior written consent of the Company; or (iii) as required by law with prior written notice to the Company. The provisions of this Section 9 shall survive the termination of this Agreement.

                  10. Return of Property. In the event of the termination of Executive's employment with the Company, regardless of the reason for such termination, Executive shall immediately: (i) return to the Company all documents, material, information and other property of the Company or any Affiliate (including, but not limited to, keys, records, notes, data, memoranda, models and equipment) whether or not such property constitutes Confidential Information and (ii) purge or destroy any computerized, duplicated, copied or other records, extracts or summaries of any such information. The provisions of this Section 10 shall survive the termination of this Agreement.

                  11. Restrictive Covenants; Equitable Relief. (a) During the Term and for a period of two years immediately following the termination of Executive's employment for any reason, Executive agrees that he will not engage in or have any financial interest in any business enterprise in competition with the Company. For purposes of this Section 11(a):


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                                 (i)        A business enterprise in competition
with the Company shall mean any enterprise which engages in any business similar to that conducted by the Company or Ambient Israel or any of future direct or indirect subsidiary of the Company during the 12 months preceding the date of Executive's termination of employment which enterprise operates anywhere within a radius of [___] miles of any office maintained by the Company, Ambient Israel or any direct or indirect future subsidiary of the Company as of the date of termination of employment; and

                                (ii)        Executive shall be deemed to be
engaged in or to have a financial interest in such business enterprise if he is an employee, officer, director, trustee, agent, consultant or partner of any Person which is engaged in such business or if he owns, directly or indirectly, stock, partnership, member interests or other securities of such Person or any securities convertible into or exchangeable for any of the foregoing or otherwise has any equity or beneficial interest in such Person; provided, however, that the ownership of 1% or less of the outstanding shares of a class of security, which is regularly traded on a national securities exchange or quoted in an automated inter-dealer quotation system, shall not be deemed to be engaging or having a financial interest in the business of such Person.

                           (b)      During the Term and for a period of two
years immediately following the termination of Executive's employment, Executive agrees that he will not directly or indirectly hire or solicit any employee of the Company or any Affiliate or who was an employee of the Company or any Affiliate at any time within the three-month period immediately prior thereto or encourage an employee or agent of the Company to terminate such employment or agency relationship.

                           (c)      Executive acknowledges and agrees that the
restrictive covenants set forth in Sections 9, 10 and 11 (the "Restrictive Covenants") are reasonable and valid in geographical and temporal scope and in all other respects. If any court of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full force and effect, without regard to the invalid or unenforceable parts. If any court of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable for any reason, such court shall have the power to modify such Restrictive Covenant, or any part thereof, and, in its modified form, such Restrictive Covenant shall then be valid and enforceable. Executive acknowledges that any breach by him of Sections 9, 10 or 11 hereof will cause the Company irreparable harm for which there is no adequate remedy at law. As a result, the parties acknowledge and agree that in the event of a breach by Executive of any of the covenants contained in Sections 9, 10 or 11 hereof, the Company shall be entitled to the issuance of a temporary restraining order, a preliminary injunction, a permanent injunction restraining Executive from breaching or continuing to breach any of said covenants and/or any other equitable remedy or relief. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies that may be available to it, whether at law or in equity, for such breach including the recovering of damages. The provisions of this Section 11 shall survive the termination of this Agreement.


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                  12. Severability. Should any provision of this Agreement be held, by a court of competent jurisdiction, to be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid or unenforceable, and this Agreement and each individual provision hereof shall be enforceable and valid to the fullest extent permitted by law.

                  13. Successors and Assigns. This Agreement and the benefits hereunder are personal to the Company and are not assignable or transferable by Executive. The services or any specified portion thereof to be performed by Executive hereunder may be assigned by the Company to any of its Affiliates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Company and it successors and assigns and Executive and his heirs and legal representatives.

                  14. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflicts of the laws and rules thereof.

                  15. Notices. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed as follows:

                          (i)        If to the Company, to:

                                     Ambient Israel
                                     Jerusalem Technological Park Building One
                                     Malha, Jerusalem, Israel
                                     Telecopier: 011-972-2-649-0612
                                     Attn:  Chief Financial Officer

                                     with a copy to:

                                     Baer Marks & Upham LLP
                                     805 Third Avenue
                                     New York, New York 10022
                                     Telecopier: (212) 702-5941
                                     Attn: Samuel F. Ottensoser, Esq.

                         (ii)        If to Executive, to:

                                     ---------------
                                     ----------------
                                     ----------------
                                     Telecopier:  ________________


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                           (b)      Each such notice or other communication
shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 15(a) (with confirmation of transmission) (ii) if mailed by registered or certified mail, postage prepaid, three (3) business days after deposit in the mails or (iii) if given by any other means, when delivered at the address specified in Section 15(a). Any party by notice given in accordance with this Section 15 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

                  16. Complete Understanding. This Agreement supersedes any prior contracts, understandings, discussions and agreements relating to employment between Executive and the Company and constitutes the complete understanding between the parties with respect to the subject matter hereof. No statement, representation, warranty or covenant has been made by either party with respect to the subject matter hereof except as expressly set forth herein.

                  17. Modification; Waiver. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of any amendment, by the Company and Executive or, in the case of a waiver, by the party against whom the waiver is to be effective. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  18. Representations. Executive represents and warrants to the Company that he has full power to enter into this Agreement and to perform his obligations hereunder and that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) do not constitute a default under or conflict with any agreement or other instrument or arrangement whether written or oral to which he is a party or by which he is bound and (ii) do not require the consent of any Person.

                  19. Headings. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of this Agreement.


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                  20. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

                  IN WITNESS WHEREOF, the Company has caused this Employment Agreement to be duly executed in its corporate name by one of its officers duly authorized to enter into and execute this Agreement, and Executive has manually signed his name hereto, all as of the day and year first above written.

                                           AMBIENT CORPORATION

                                           By:
                                              ---------------------------------
                                              Name:  Aryeh Weinberg
                                              Title:  Chief Financial Officer




                                              ---------------------------------
                                              JACOB DAVIDSON


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